UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 23, 2024

Japan Food Tech Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56277	00-0000000
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3F K’s Minamiaoyama 6-6-20 Minamiaoyama, Minato-ku, Tokyo 107-0062, Japan	107-0062
(address of principal executive offices)	(zip code)

81-90-6002-4978
(registrant’s telephone number, including area code)

N/A
(former name or former mailing address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 “We”, “Us”, “Our”, “JFTH” and or “The Company” refer to Japan Food Tech Holdings, Inc., a Nevada Corporation.

Item 8.01 Other Events.

The Company filed a Form 8-K, on June 20, 2024, to disclose Restated Articles of Incorporation filed by the Company on June 13, 2024, with the Nevada Secretary of State, to, amongst other things, change its name to Japan Food Tech Holdings, Inc., effective June 13, 2024. Within the aforementioned 8-K, the Company disclosed that, at the time, it was pending a FINRA corporate action to effect a name change to Japan Food Tech Holdings, Inc., as well as a ticker symbol change.

FINRA announced, on their October 23, 2024 daily list, that the market effective date of our name change, and ticker symbol change, will be October 24, 2024. On October 24, 2024, we will begin, and have since begun, trading under the symbol JFTH. The CUSIP number associated with our common stock remains 26140D206.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Japan Food Tech Holdings, Inc.

Dated: October 29, 2024	/s/ Koichi Ishizuka
Koichi Ishizuka Chief Executive Officer